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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2003 (except for Note 17, as to which the date is March 28, 2003) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-108380) and related Prospectus of VCampus Corporation for the registration of 3,647,356 shares of its common stock.

/s/ Ernst & Young LLP
McLean, Virginia December 9, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS